Exhibit 1.1

$200,000,000

20,000,000 Units

First Light Acquisition Group, Inc.

UNDERWRITING AGREEMENT

[•], 2021

GUGGENHEIM SECURITIES, LLC

330 Madison Avenue

New York, New York 10017

Ladies and Gentlemen:

First Light Acquisition Group, Inc., a corporation organized under the laws of Delaware (the “Company”), agrees with Guggenheim Securities, LLC (“Guggenheim Securities”) with respect to the issue and sale by the Company and the purchase by Guggenheim Securities of the respective number of Units of the Company set forth in Schedule I hereto, totaling 20,000,000 units in the aggregate (“Units”) (said units to be issued and sold by the Company being hereinafter called the “Firm Securities”). The Company also proposes to grant to Guggenheim Securities an option described in Section 2(b) hereof to purchase all or part of 3,000,000 additional Units to cover over-allotments, if any (the “Option Securities”; the Option Securities, together with the Firm Securities, being hereinafter called the “Securities”). Certain capitalized terms used herein and not otherwise defined are defined in Section 20 of this agreement (this “Agreement”).

The Company understands that Guggenheim Securities proposes to make a public offering of the Securities as soon as Guggenheim Securities deems advisable after this Agreement has been executed and delivered.

Each Unit consists of one share of the Company’s Class A common stock, par value $0.0001 per share (collectively, the “Common Stock”), and one-half of one redeemable warrant, where each whole warrant entitling the holder, upon exercise, to purchase one share of Class A common stock (collectively, the “Warrants”). The shares of Common Stock and Warrants included in the Units will not trade separately until the 52nd day following the date of the Prospectus (unless Guggenheim Securities informs the Company of its decision to allow earlier separate trading), subject to (a) the Company’s preparation of an audited balance sheet reflecting the receipt by the Company of the proceeds of the Offering (as defined below), (b) the filing of such audited balance sheet with the Commission on a Current Report on Form 8-K or similar form by the Company that includes such audited balance sheet, and (c) the Company having issued a press release announcing when such separate trading will begin. No fractional Warrants will be issued upon separation of the Units, and only whole Warrants will trade. Each whole Warrant entitles its holder, upon exercise, to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment, terms and limitations as described in the Prospectus, during the period commencing on the later of 30 days after the completion of the Company’s initial Business Combination (as defined below) and 12 months from the date of the consummation of the Offering and terminating on the five-year anniversary of the date of the completion of such initial Business Combination or earlier upon redemption or Liquidation; provided, however, that pursuant to the Warrant Agreement (as defined below), a Warrant may not be exercised for a fractional share, so that only whole Warrants may be exercised at any given time by a holder thereof. As used herein, the term “Business Combination” (as described more fully in the Registration Statement) shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities involving the Company.

The Company has filed with the Commission a registration statement on Form S-1 (No. 333-[•]), including the related preliminary prospectus or prospectuses, covering the registration of the sale of the Securities under the Act. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A of the rules and regulations of the Commission under the Act (the

“Regulations”) and Rule 424(b) of the Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430A(b) is herein called the “Rule 430A Information”. Such registration statement, including the amendments thereto, the exhibits thereto and any schedules thereto, at the time it became effective, and the Rule 430A Information, is herein called, collectively, the “Registration Statement”. Any registration statement filed pursuant to Rule 462(b) of the Regulations is herein called the “Rule 462(b) Registration Statement” and, after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement is herein called a “Preliminary Prospectus”. The final prospectus, in the form first furnished to Guggenheim Securities for use in connection with the offering and sale of the Securities, is herein called the “Prospectus”. For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).

The Company has entered into an Investment Management Trust Agreement, dated as of the date hereof (the “Trust Agreement”), with Continental Stock Transfer & Trust Company (“CST”), as trustee (the “Trustee”), in substantially the form filed as Exhibit 10.3 to the Registration Statement, pursuant to which certain proceeds of the Offering will be deposited and held in a trust account (the “Trust Account”) for the benefit of the Company, Guggenheim Securities and the holders of the Firm Securities and the Option Securities, if and when issued.

The Company has entered into a Warrant Agreement, dated as of the date hereof (the “Warrant Agreement”), with respect to the Warrants, the Private Placement Warrants (as defined below), the Forward Purchase Warrants (as defined below), any warrants issuable upon conversion of (i) any loans extended by the Sponsor (as defined below) or its affiliates or certain officers and directors of the Company to finance the Company’s transaction costs in connection with its initial Business Combination and (ii) any loans extended by the Sponsor (or its affiliates or designees) in connection with extending the period of time for the Company to consummate its initial Business Combination beyond 18 months as described in the Registration Statement (the “Loan Convertible Warrants”) and any additional warrants that the Company may issue in connection with, or following the consummation by the Company of, its initial Business Combination (the “Post-IPO Warrants”) with CST, as warrant agent, in substantially the form filed as Exhibit 4.4 to the Registration Statement, pursuant to which CST will act as warrant agent in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants, the Private Placement Warrants, the Forward Purchase Warrants, any Loan Convertible Warrants and any Post-IPO Warrants.

The Company has entered into: (a) a Securities Subscription Agreement, dated April 22, 2021 (the “Sponsor’s Purchase Agreement”), with First Light Acquisition Group, LLC, a Delaware limited liability company (the “Sponsor”), filed as Exhibit 10.5 to the Registration Statement, pursuant to which the Sponsor purchased an aggregate of 4,605,750 shares of Class B Common Stock, par value $0.0001 per share, of the Company (including the shares of Common Stock issuable upon conversion thereof, the “Sponsor Shares”) for an aggregate purchase price of $20,025; and (b) a Securities Subscription Agreement, dated April 30, 2021 (the “Metric’s Purchase Agreement”), with Metric Finance Holdings I, LLC, a Delaware limited liability company (“Metric”), filed as Exhibit 10.9 to the Registration Statement, pursuant to which Metric purchased an aggregate of 1,144,250 shares of Class B Common Stock, par value $0.0001 per share, of the Company (including the shares of Common Stock issuable upon conversion thereof, the “Metric Shares”) for an aggregate purchase price of $4,975. Such Sponsor Shares and Metric Shares shall together be referred to herein as “Founder Shares”. Up to 750,000 Founder Shares (consisting of 600,750 Sponsor Shares and 149,250 Metric Shares) are subject to forfeiture depending on the extent to which Guggenheim Securities’ over-allotment option is exercised. The Founder Shares are substantially similar to the shares of Common Stock included in the Units except as described in the Registration Statement, the Statutory Prospectus and the Prospectus.

The Company has caused to be duly executed and delivered a Securities Transfer Agreement, dated as of July 15, 2021 (the “Securities Transfer Agreement”), by and between the Sponsor and an affiliate of the Forward Purchase Investor (as defined below), pursuant to which such affiliate of the Forward Purchase Investor purchased 172,500 Sponsor Shares from the Sponsor.

The Company has entered into separate Investment Agreements, each dated as of [•], 2021 (each, an “Anchor Investment Agreement” and collectively, the “Anchor Investment Agreements”), with the Sponsor, Metric and certain investors (each, an “Anchor Investor” and collectively, the “Anchor Investors”), in substantially the form filed as Exhibit 10.12 to the Registration Statement, pursuant to which the Anchor Investors have collectively purchased in the aggregate [•] Founder Shares from the Sponsor and Metric at approximately $0.004 per share (at cost).

The Company has entered into a Private Placement Warrants Purchase Agreement, dated as of the date hereof (the “Warrant Subscription Agreement”), with the Sponsor and Metric, in substantially the form filed as Exhibit 10.6 to the Registration Statement, pursuant to which the Sponsor and Metric agreed to purchase an aggregate of 3,291,005 warrants (or up to an aggregate of 3,397,155 warrants if the over-allotment option is exercised in full), at a price of $1.50 per warrant, each warrant entitling the holder, upon exercise, to purchase one share of Common Stock for $11.50 per share, subject to adjustment (the “Private Placement Warrants”). The Private Placement Warrants are substantially similar to the Warrants included in the Units, except as described in the Registration Statement, the Statutory Prospectus and the Prospectus.

The Company has entered into a Registration and Stockholder Rights Agreement, dated as of the date hereof (the “Registration and Stockholder Rights Agreement”), with the Sponsor, Metric and the other parties thereto, in substantially the form filed as Exhibit 10.4 to the Registration Statement, pursuant to which the Company has granted certain registration rights in respect of the Private Placement Warrants, any Loan Convertible Warrants and the shares of Common Stock underlying the Founder Shares, the Private Placement Warrants and any Loan Convertible Warrants. Pursuant to the Forward Purchase Agreement (as defined below), the Company has also granted certain registration rights in respect of the Forward Purchase Shares (as defined below), the Forward Purchase Warrants and the shares of Common Stock underlying the Forward Purchase Warrants.

The Company has caused to be duly executed and delivered letter agreements, dated as of the date hereof (each, an “Insider Letter” and collectively, the “Insider Letters”), by and among the Sponsor, Metric and each of the Company’s officers, directors and director nominees, in substantially the form filed as Exhibit 10.2 to the Registration Statement.

The Company has caused to be duly executed and delivered a letter agreement, dated as of the date hereof (the “Side Letter”), by and between the Sponsor and Metric, in substantially the form filed as Exhibit 10.11 to the Registration Statement.

The Company has entered into an Administrative Services Agreement, dated as of the date hereof (the “Administrative Services Agreement”), with the Sponsor, in substantially the form filed as Exhibit 10.8 to the Registration Statement, pursuant to which the Company will pay to the Sponsor an aggregate monthly fee of $10,000 for certain administrative support services.

The Company has entered into an Amended and Restated Forward Purchase Agreement, dated as of August 20, 2021 (the “Forward Purchase Agreement”), with Franklin Strategic Series—Franklin Small Cap Growth Fund (“Forward Purchase Investor”), filed as Exhibit 10.10 to the Registration Statement, pursuant to which the Forward Purchase Investor, at its discretion and subject to the terms of the Forward Purchase Agreement, agreed to purchase, upon closing of the initial Business Combination, an aggregate of 5,000,000 shares of Common Stock (the “Forward Purchase Shares”) at a price of $10.00 per share, and an aggregate of 2,500,000 forward purchase warrants (the “Forward Purchase Warrants”) to purchase one share of Common Stock at a price of $11.50 per share.

The Company confirms that it has engaged BTIG, LLC (“BTIG”), and BTIG confirms its agreement with the Company, to render services as a “qualified independent underwriter” within the meaning of Rule 5121 of the rules of the Financial Industry Regulatory Authority (“FINRA”) with respect to the Offering. BTIG, solely in its capacity as a qualified independent underwriter with respect to the Offering, and not otherwise, is referred to herein as the “QIU.”

1. Representations and Warranties of the Company.

The Company represents and warrants to Guggenheim Securities and the QIU as of the date hereof, the Applicable Time, the Closing Date (as defined below) and any settlement date (as defined below), and agrees with Guggenheim Securities and the QIU that:

(a) Filing and Effectiveness of Registration Statement. The Company has prepared and filed with the Commission the Registration Statement (file number 333-[•]) on Form S-1, including the related Preliminary Prospectus, for registration under the Act of the offering and sale of the Securities and the shares of Common Stock and Warrants included as part of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective in accordance with the Act. The Company has filed one or more amendments thereto, including the related Preliminary Prospectus, each of which has previously been furnished to Guggenheim Securities. The Company will file with the Commission the Prospectus in accordance with Rule 424(b). As filed, such Prospectus shall contain all information required by the Act and, except to the extent Guggenheim Securities shall agree in writing to a modification, shall be in all substantive respects in the form furnished to Guggenheim Securities prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised Guggenheim Securities, prior to the Execution Time, will be included or made therein. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information.

(b) Compliance with Securities Act Requirements. On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act; on the Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; as of the Applicable Time, and on the Closing Date and any settlement date, each individual Written Testing-the-Waters Communication (as defined herein) did not and will not conflict with the information contained in the Registration Statement or the Statutory Prospectus, and complied or will comply, as applicable, in all material respects with the Act; as of the Applicable Time and on the Closing Date and any settlement date, each “road show” as defined in Rule 433(h) of the Act and each individual Written Testing-the-Waters Communication, in each case, when considered together with the Statutory Prospectus, did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and each settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of Guggenheim Securities specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of Guggenheim Securities consists of the information described as such in Section 8(b). Each Preliminary Prospectus delivered to Guggenheim Securities for use in connection with the offering and sale of the Securities and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(c) Statutory Prospectus. The Statutory Prospectus, as of the Applicable Time and on the Closing Date and any settlement date, did not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Statutory Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of Guggenheim Securities specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of Guggenheim Securities consists of the information described as such in Section 8(b).

(d) Listing. The Company has filed with the Commission a registration statement on Form 8-A (file number 001-[•]) providing for the registration under the Exchange Act and the rules and regulations promulgated thereunder of the Units and the shares of Common Stock and Warrants included as part of the Units, which registration is currently effective on the date hereof. The Securities and the shares of Common Stock and Warrants included as part of the Securities have been authorized for listing, subject to official notice of issuance and evidence of satisfactory distribution, on the New York Stock Exchange (the “Exchange”), and the Company knows of no reason or set of facts that is likely to adversely affect such authorization. There is and has been no failure on the part of the Company or, to the Company’s knowledge, any of the Company’s officers or directors, in their capacities as such, to comply with (as and when applicable), and immediately following the Effective Date, the Company and, to the Company’s knowledge, the officers and directors of the Company, in their capacities as such, will be in compliance with, Section 303A of the New York Stock Exchange Listed Company Manual, the phase-in requirements and all other provisions of the corporate governance requirements set forth in the New York Stock Exchange Listed Company Manual.

(e) No Stop Order. The Commission has not issued any order or, to the Company’s knowledge, threatened to issue any order preventing or suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or the use of any Preliminary Prospectus, the Prospectus or any part thereof, and has not instituted or, to the Company’s knowledge, threatened to institute any proceedings with respect to such an order. The Company has complied with each request (if any) from the Commission for additional information.

(f) Ineligible Issuer Status. (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was and is an Ineligible Issuer (as defined in Rule 405).

(g) Free Writing Prospectus. The Company has not, directly or indirectly, prepared, used or referred to a Free Writing Prospectus.

(h) Good Standing of the Company. The Company has been duly incorporated and is validly existing as a company in good standing under the laws of the State of Delaware with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the Statutory Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement, the Trust Agreement, the Warrant Agreement, the Sponsor’s Purchase Agreement, the Metric’s Purchase Agreement, the Anchor Investor Agreements, the Warrant Subscription Agreement, the Registration and Stockholder Rights Agreement, the Insider Letters, the Side Letter, the Administrative Services Agreement and the Forward Purchase Agreement (collectively, the “Operative Agreements”), and to carry out the transactions contemplated hereby and thereby, and, except where failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect (as defined below), is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction that requires such qualification.

(i) No Material Adverse Change. Except as otherwise stated therein, since the respective dates of which information is given in the Registration Statement, the Statutory Prospectus or the Prospectus, (i) there has been no material adverse change or any development involving a prospective material adverse change in or affecting the condition (financial or otherwise), prospects, earnings, business affairs, business prospects or properties of the Company, taken as a whole, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (ii) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement and as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus, (iii) no member of the Company’s management has resigned from any position with the Company, (iv) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, and (v) no event or occurrence has taken place which materially impairs, or would likely materially impair, with the passage of time, the ability of the members of the Board of Directors or management to act in their capacities with the Company as described in the Registration Statement, the Statutory Prospectus and the Prospectus.

(j) Disclosure. There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Statutory Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus); and the statements in the Statutory Prospectus and the Prospectus under the headings “Principal Stockholders,” “Certain Relationships and Related Party Transactions,” and “Description of Securities” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings. There are no business relationships or related party transactions involving the Company or any other person required by the Act to be described in the Registration Statement, the Statutory Prospectus or Prospectus that have not been described as required.

(k) Capitalization. The Company’s authorized equity capitalization is as set forth in the Registration Statement, the Statutory Prospectus and the Prospectus.

(l) Outstanding Securities. All issued and outstanding securities of the Company have been duly authorized and have been duly and validly issued and delivered, and are fully paid and nonassessable; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The offers and sales of the issued and outstanding securities of the Company were at all relevant times either registered under the Act, the applicable state securities and blue sky laws or, based in part on the representations and warranties of the purchasers of such securities, exempt from such registration requirements. The holders of issued and outstanding securities of the Company are not entitled to preemptive or other rights to subscribe for securities of the Company and, except as set forth in the Registration Statement, the Statutory Prospectus and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(m) Offered Securities. The Securities have been duly authorized and when issued and delivered against payment by Guggenheim Securities pursuant to this Agreement, will be duly and validly issued and delivered. The certificates for the Securities are in due and proper form.

(n) Shares of Common Stock. The shares of Common Stock included in the Units have been duly authorized and, when issued and delivered against payment for the Securities by Guggenheim Securities pursuant to this Agreement and registered in the Company’s register, will be duly and validly issued and delivered, fully paid and nonassessable. The holders of such shares of Common Stock are not and will not be subject to personal liability by reason of being such holders; such shares of Common Stock are not and will not be subject to any preemptive or other similar contractual rights granted by the Company. The certificates for the shares of Common Stock are in due and proper form.

(o) Warrants. The Warrants included in the Units have been duly authorized and, when issued and delivered in the manner set forth in the Warrant Agreement against payment for the Securities by Guggenheim Securities pursuant to this Agreement, will be duly and validly issued and delivered, and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(p) Shares of Common Stock Issuable Upon Exercise of Warrants. The shares of Common Stock issuable upon exercise of the Warrants included in the Units, the Private Placement Warrants, the Forward Purchase Warrants and the Loan Convertible Warrants, if any, have been duly authorized and reserved for issuance upon exercise thereof and, when issued and delivered against payment therefor pursuant to the Warrants, the Private Placement Warrants, the Forward Purchase Warrants and the Loan Convertible Warrants, if any, as applicable, and the Warrant Agreement and the Forward Purchase Agreement, as applicable, and registered in the Company’s register, will be duly and validly issued and delivered, fully paid and nonassessable. The holders of such shares of Common Stock are not and will not be subject to personal liability by reason of being such holders; such shares of Common Stock are not and will not be subject to any preemptive or other similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of such shares of Common Stock (other than such execution (if applicable), countersignature (if applicable) and delivery at the time of issuance) has been duly and validly taken.

(q) Shares of Common Stock Issuable Upon Conversion of Founder Shares. The shares of Common Stock issuable upon conversion of the Founder Shares have been duly authorized and reserved for issuance upon conversion thereof and, when issued and delivered upon such conversion, and registered in the Company’s register, will be duly and validly issued and delivered, fully paid and nonassessable. The holders of such shares of Common Stock are not and will not be subject to personal liability by reason of being such holders; such shares of Common Stock are not and will not be subject to any preemptive or other similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of such shares of Common Stock (other than such execution (if applicable), countersignature (if applicable) and delivery at the time of issuance) has been duly and validly taken.

(r) Registration Rights. Except as set forth in the Registration Statement, the Statutory Prospectus and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

(s) Sales to Affiliates. No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company from its inception through and including the date hereof, except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus.

(t) Integration. Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, the Company has not sold, issued or distributed any securities during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Act. Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities that are required to be “integrated” pursuant to the Act with the offer and sale of the Securities pursuant to the Registration Statement.

(u) Founder Shares. The issued and outstanding Founder Shares are duly authorized, duly and validly issued, fully paid and nonassessable. The issuance of the Founder Shares was not subject to the preemptive or other similar rights of any security holder of the Company. The sales of the Founder Shares by the Company to the Sponsor or Metric, as applicable, and by the Sponsor or Metric, as applicable, to its transferees (including the affiliate of the Forward Purchase Investor and the Anchor Investors) were exempt from the registration requirements of the Act and any applicable other securities and blue sky laws. The Founder Shares conform to all statements relating thereto contained in the Registration Statement, the Statutory Prospectus and the Prospectus and such description conforms to the rights set forth in the instruments defining the same.

(v) Forward Purchase Shares. The Forward Purchase Shares have been duly authorized and, when issued and delivered against payment therefor pursuant to the Forward Purchase Agreement and registered in the Company’s register, will be duly and validly issued and delivered, fully paid and nonassessable.

(w) Private Placement Warrants. The Private Placement Warrants, when delivered upon the consummation of the Offering, will be duly and validly issued and delivered, and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(x) Forward Purchase Warrants. The Forward Purchase Warrants, when delivered upon the terms of the Forward Purchase Agreement, will be duly and validly issued and delivered, and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(y) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(z) Trust Agreement. The Trust Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company, in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(aa) Warrant Agreement. The Warrant Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(bb) Sponsor’s Purchase Agreement. The Sponsor’s Purchase Agreement has been duly authorized, executed and delivered by the Company and the Sponsor, and is a valid and binding agreement of the Company and the Sponsor, enforceable against the Company and the Sponsor in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(cc) Metric’s Purchase Agreement. The Metric’s Purchase Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(dd) Securities Transfer Agreement. The Securities Transfer Agreement has been duly authorized, executed and delivered by the Sponsor and is a valid and binding agreement of the Sponsor, enforceable against the Sponsor in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(ee) Anchor Investment Agreement. Each Anchor Investment Agreement has been duly authorized, executed and delivered by the Company and the Sponsor and is a valid and binding agreement of the Company and the Sponsor, enforceable against the Company and the Sponsor in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(ff) Warrant Subscription Agreement. The Warrant Subscription Agreement has been duly authorized, executed and delivered by the Company and the Sponsor, and is a valid and binding agreement of the Company and the Sponsor, enforceable against the Company and the Sponsor in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(gg) Registration and Stockholder Rights Agreement. The Registration and Stockholder Rights Agreement has been duly authorized, executed and delivered by the Company and the Sponsor and is a valid and binding agreement of the Company and the Sponsor, enforceable against the Company and the Sponsor in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(hh) Insider Letter. Each Insider Letter executed by the Company, the Sponsor and each officer, director and director nominee of the Company, has been duly authorized, executed and delivered by the Company, the Sponsor and, to the Company’s knowledge, each such officer, director and director nominee, respectively, and is a valid and binding agreement of the Company, the Sponsor and, to the Company’s knowledge, each such officer, director and director nominee, respectively, enforceable against the Company, the Sponsor and, to the Company’s knowledge, each such officer, director and director nominee, respectively, in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(ii) Side Letter. The Side Letter has been duly authorized, executed and delivered by the Company and the Sponsor and is a valid and binding agreement of the Company and the Sponsor, enforceable against the Company and the Sponsor in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(jj) Administrative Services Agreement. The Administrative Services Agreement has been duly authorized, executed and delivered by the Company and the Sponsor and is a valid and binding agreement of the Company and the Sponsor, enforceable against the Company and the Sponsor in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(kk) Forward Purchase Agreement. The Forward Purchase Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(ll) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities and the Private Placement Warrants and the application of the proceeds thereof as described in the Registration Statement, the Statutory Prospectus and the Prospectus, will not be required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(mm) Absence of Further Requirements. No consent, approval, authorization, registration, license, filing with or order of any Governmental Entity is necessary or required in connection with the transactions contemplated in the Operative Agreements, except (i) for the registration under the Act and the Exchange Act of the Securities and the shares of Common Stock and Warrants included as part of the Securities, (ii) such as may be required under the rules of the Exchange and the rules of FINRA and (iii) such as may be required under state securities or blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by Guggenheim Securities in the manner contemplated herein and in the Registration Statement, the Statutory Prospectus and the Prospectus.

(nn) Absence of Existing Defaults. The Company is not in violation or default of (i) any provision of its amended and restated certificate of incorporation or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject or (iii) any (x) statute, law, rule or regulation, or (y) judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, assets or operations (each, a “Governmental Entity”).

(oo) Absence of Defaults and Conflicts Resulting From Transaction. Neither the issue and sale of the Securities nor the consummation of any other transaction contemplated herein and in the Registration Statement, the Statutory Prospectus and the Prospectus (including the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) nor the fulfillment of the terms of the Operative Agreements will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to (i) the amended and restated certificate of incorporation or bylaws of the Company, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which the Company’s property is subject, or (iii) any statute, law, rule or regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, assets or operations.

(pp) Registration Rights under the Registration Statement. No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

(qq) Financial Statements. The financial statements, including the notes thereto and the supporting schedules, if any, of the Company included in the Statutory Prospectus, the Prospectus and the Registration Statement present fairly the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The summary financial data set forth under the caption “Summary Financial Data” in the Statutory Prospectus, Prospectus and Registration Statement fairly present, on the basis stated in the Statutory Prospectus, Prospectus and Registration Statement, the information included therein and have been compiled on a basis consistent with that of the audited financial statements included therein. The Company is not party to any off-balance sheet transactions, arrangements, obligations (including contingent obligations), or other relationships with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Statutory Prospectus or the Prospectus under the Act or the Regulations. The statistical, industry-related and market-related data included in the Registration Statement, the Statutory Prospectus and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes, after reasonable inquiry, are reliable and accurate, and such data agree with the sources from which they are derived, and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(rr) Litigation. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Sponsor or, to the Company’s knowledge, any officer, director or director nominee of the Company, or the property of any of them is pending or, to the knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance by the Company of its obligations under the Operative Agreements or the consummation of any of the transactions contemplated in the Operative Agreements or (ii) could reasonably be expected to have a Material Adverse Effect or which might materially and adversely affect its properties, assets or operations, except as set forth in or contemplated in the Registration Statement, the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto), and the aggregate of all pending legal or governmental proceedings to which the Company is a party or of which any of its properties, assets or operations is the subject which are not described in the Registration Statement, the Statutory Prospectus and the Prospectus, including ordinary routine litigation incidental to the business, could not result in a Material Adverse Effect.

(ss) Independent Auditors. BDO USA, LLP (“BDO”), who has certified certain financial statements of the Company and delivered its report with respect to the audited financial statements and schedules included in the Registration Statement, the Statutory Prospectus and the Prospectus, is a registered public accounting firm that is independent with respect to the Company as required by the Act, the Exchange Act and the applicable published rules and regulations thereunder and the Public Company Accounting Oversight Board.

(tt) Disclosure Controls and Procedures. The Company maintains effective “disclosure controls and procedures” (as defined under Rule 13a-15(e) under the Exchange Act to the extent required by such rule) and a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness or significant deficiency in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(uu) Compliance with Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance with all provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission thereunder (the “Sarbanes-Oxley Act”) that are then in effect and with which the Company is required to comply as of the Effective Date, and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect, upon the effectiveness of such provisions, or which will become applicable to the Company at all times after the effectiveness of the Registration Statement.

(vv) Compliance with Exchange Rules. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s officers or directors, in their capacities as such, to comply with (as and when applicable), and immediately following the Effective Date the Company will be in compliance with, Section 303A of the New York Stock Exchange Listed Company Manual. Further, there is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s officers or directors, in their capacities as such, to comply with (as and when applicable), and immediately following the Effective Date the Company will be in compliance with, the phase-in requirements and all other applicable provisions of the corporate governance requirements of the Exchange set forth in the New York Stock Exchange Listed Company Manual.

(ww) Taxes. There are no transfer, stamp, issue, registration, documentary or other similar taxes, duties, fees or charges under U.S. federal law or the laws of any state, or any political subdivision thereof, or under the laws of any non-U.S. jurisdiction, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Securities.

(xx) Filing of Tax Returns. The Company has filed all tax returns (including U.S. federal, state and non-U.S.) that are required to be filed by it or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) through the date hereof and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith and for which adequate reserves required by GAAP have been created with respect thereto or as would not be reasonably expected to have a Material Adverse Effect.

(yy) Possession of Licenses and Permits. The Company possesses all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities (“Governmental Licenses”) necessary to conduct its business, and the Company has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, permit or authorization that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect.

(zz) Anti-Corruption Laws. None of the Company, the Sponsor, any non-independent director or officer, or, to the knowledge of the Company, any independent director or director nominee, advisor partner, agent, employee, affiliate or other person associated with or acting on behalf of the Company: (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) has made any direct or indirect unlawful contribution or payment to any official of, or candidate for, or any employee of, any federal, state or foreign office from corporate funds; (iii) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment; or (iv) is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions, the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or any similar law or regulation to which the Company, the Sponsor, any director, director nominee, advisor partner, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company is subject, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA. The Company, the Sponsor, any non-independent director or officer, and, to the knowledge of the Company, any of the Company’s independent directors or director nominees, advisor partners, agents, employees, affiliates or any other person associated with or acting on behalf of the Company have each conducted the business of the Company and their own businesses on behalf of the Company in compliance with the FCPA and any applicable similar law or regulation and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(aaa) Anti-Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”), the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of jurisdictions where the Company conducts business, the applicable rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened. The Company acknowledges that, in accordance with the requirements of the USA PATRIOT Act, Guggenheim Securities is required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow Guggenheim Securities to properly identify its clients.

(bbb) Economic Sanctions. None of the Company, the Sponsor, any non-independent director or officer, employee or, to the knowledge of the Company, any independent director, director nominee, advisor partner, agent or affiliate of the Company is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”) or any similar sanctions imposed by any other body, governmental or other, to which any of such persons is subject (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, to fund any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(ccc) Lending Relationships; Use of Proceeds. Except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of Guggenheim Securities and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of Guggenheim Securities.

(ddd) Questionnaires. All information contained in the questionnaires (the “Questionnaires”) completed by the Company and the Sponsor and, to the knowledge of the Company, the Company’s officers, directors and director nominees and provided to Guggenheim Securities is true and correct in all material respects and the Company has not become aware of any information that would cause the information disclosed in the Questionnaires completed by the Company, the Sponsor or the Company’s officers, directors and director nominees to become inaccurate and incorrect.

(eee) Acquisition Target Not Selected. Prior to the date hereof, neither the Company nor anyone on its behalf has, or as of the Closing Date or any settlement date will have, selected any potential business combination target or initiated any substantive discussions, directly or indirectly, with any potential business combination target. Prior to the date hereof, neither the Company nor anyone on its behalf has, or as of the Closing Date or any settlement date will have, taken any substantive measures, directly or indirectly, to identify or locate any suitable acquisition candidate for it, nor has the Company engaged or retained any agent or other representative to identify or locate any such acquisition candidate.

(fff) No Finder’s or Similar Fees. Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, there are no claims, payments, arrangements, contracts, agreements or understandings relating to the payment of a brokerage commission or finder’s, consulting, origination or similar fee by the Company or the Sponsor with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company, the Sponsor or any officer, director, director nominee or advisor partner of the Company, or their respective affiliates, that may affect Guggenheim Securities’ compensation, as determined by FINRA.

(ggg) Absence of Certain Changes. Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, the Company has not made any direct or indirect payments (in cash, securities or any other form of “underwriting compensation” as defined in FINRA Rule 5110 and the supplementary material to such rule (“FINRA Rule 5110”)): (i) to any person, as a finder’s fee, consulting and/or advisory fee or otherwise, in consideration of such person (a) raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company or (b) otherwise advising, or providing consulting to, the Company with respect to the Offering; (ii) to any member of FINRA (a “Member”); or (iii) to any person or entity that has any direct or indirect affiliation or association with any Member, or to any immediate family member of any such associated person (as defined in FINRA Rule 5110) during the period beginning 180 days prior to the initial confidential submission of the Registration Statement and ending on the Effective Date and the Company does not anticipate making any such payment during the 60-day period following the Effective Date, other than payments to Guggenheim Securities pursuant to this Agreement.

(hhh) Investment Banking Services. Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, during the period beginning 180 days prior to the initial confidential submission of the Registration Statement and ending on the Effective Date, no Member and/or any person associated or affiliated with a Member has provided any investment banking, financial advisory and/or consulting services to the Company, and the Company does not anticipate making any such payment or receiving any such services from a Member during the 60-day period following the Effective Date.

(iii) FINRA Membership of Affiliates. Except as disclosed in the FINRA Questionnaires provided to Guggenheim Securities, no officer, director, director nominee or beneficial owner of 10% or more of the outstanding shares of any class of the Company’s equity or equity-linked securities, as defined in FINRA Rule 5110 (whether registered or unregistered, regardless of the time acquired or the source from which derived) (any such individual or entity, a “Company Affiliate”) is a “Participating Member,” as defined in FINRA Rule 5110 of FINRA’s Conduct Rules (a “Participating Member”) or a person associated or affiliated with a Participating Member.

(jjj) Ownership of FINRA Member Securities. Except as disclosed in the FINRA Questionnaires provided to Guggenheim Securities, no Company Affiliate is the beneficial owner of 10% or more of the outstanding equity, including preferred equity, securities of any Participating Member.

(kkk) Proceeds; Payment to FINRA Members. Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, no proceeds from the sale of the Securities (excluding underwriting compensation as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus) will be paid by the Company to any Participating Member, or any persons associated or affiliated with a Participating Member.

(lll) Issuance of Securities to Guggenheim Securities. The Company has not issued any warrants or other securities, or granted any options, directly or indirectly to anyone who is a potential Participating Member in the Offering or a related person (as defined by FINRA rules) of such a Participating Member during the period beginning 180 days prior to the initial confidential submission of the Registration Statement through the date of this Agreement, or which is exercisable within 60 days following such Participating Member’s participation in the Offering.

(mmm) FINRA Association of Company Affiliates. Except for the issuance of securities to the Sponsor and Metric, no person to whom securities of the Company have been privately issued within the 180-day period prior to the initial confidential submission of the Registration Statement through the date of this Agreement has any relationship or affiliation or association with any Participating Member, and the Company does not expect to issue any such securities during the 60-day period following the Effective Date.

(nnn) Conflicts of Interest. Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, no Participating Member has a “conflict of interest” with the Company, as such term is defined in FINRA Rule 5121.

(ooo) Non-Compete/Non-Solicit. Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, to the Company’s knowledge, none of the Sponsor, officers, directors, director nominees or advisor partners of the Company is subject to a non-competition agreement or non-solicitation agreement with any employer or prior employer that could materially affect its, his or her ability to be, and act in the capacity of, a stockholder, officer or director of the Company, as applicable.

(ppp) Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the Exchange Act.

(qqq) Company Ownership of Other Entities. The Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust or other entity.

(rrr) Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, director nominee, officer, advisor partner, stockholder, special advisor, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Act or the Exchange Act to be described in the Registration Statement, the Statutory Prospectus or the Prospectus that is not described as required. There are no contracts, outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers, directors, director nominees or advisor partners of the Company or any of their respective family members, except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus. The Company has not extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director, director nominee, officer or advisor partner of the Company.

(sss) Absence of Unlawful Influence. The Company has not offered, or caused Guggenheim Securities to offer, the Securities to any person or entity with the intention of unlawfully influencing: (a) a customer or supplier of the Company or any affiliate of the Company to alter the customer’s or supplier’s level or type of business with the Company or such affiliate or (b) a journalist or publication to write or publish favorable information about the Company or any such affiliate.

(ttt) Applicability of Rule 419. Upon delivery and payment for the Securities on the Closing Date and each settlement date, the Company will not be subject to Rule 419 under the Act and none of the Company’s outstanding securities will be deemed to be a “penny stock” as defined in Rule 3a51-1 under the Exchange Act.

(uuu) Emerging Growth Company Status. From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged, directly or through any person authorized to act on its behalf, in any Testing-the-Waters Communication) through the Execution Time, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”).

(vvv) Testing-the-Waters Communications. The Company (i) has not engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of Guggenheim Securities with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and (ii) has not authorized anyone other than Guggenheim Securities to engage in Testing-the-Waters Communications. The Company reconfirms that Guggenheim Securities has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule III hereto.

(www) Cybersecurity. To the knowledge of the Company, there has been no security breach, incident, unauthorized access or disclosure or attack or other compromise of any of the Company’s information technology and computer systems, networks, hardware, software, data and databases, equipment or technology (collectively, “IT Systems and Data”), except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incident under internal review or investigation relating to the same. The Company (i) has not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any security breach, attack or compromise to their IT Systems and Data, except in each case that would not reasonably be expected to have a Material Adverse Effect, (ii) has materially complied, and is presently in compliance, with, all applicable laws, statutes or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority and all policies that are available to the public and contractual obligations relating to the privacy and security of IT Systems and Data and the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification and (iii) has implemented appropriate safeguards designed to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data as required by applicable regulatory standards to the extent such IT Systems and Data are under the control of the Company.

(xxx) Subsidiaries. The Company has no subsidiaries.

(yyy) Absence of Labor Dispute. No labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(zzz) No Rating. Neither the Company nor its subsidiaries have any debt securities or preferred stock that are rated by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act).

(aaa) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in either the Registration Statement, Statutory Prospectus or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(bbbb) Margin Rules. The application of the proceeds received by the Company from the issuance, sale and delivery of the Securities as described in the Statutory Prospectus and the Prospectus will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve system or any other regulation of such Board of Governors.

Any certificate signed by any officer or director of the Company and delivered to Guggenheim Securities or counsel for Guggenheim Securities in connection with the Offering shall be deemed a representation and warranty by the Company, as to matters covered thereby, to Guggenheim Securities.

2. Purchase and Sale.

(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to Guggenheim Securities, and Guggenheim Securities agrees to purchase from the Company, at a purchase price of $[•] per Unit, the amount of the Firm Securities set forth opposite Guggenheim Securities’ name in Schedule I hereto.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to Guggenheim Securities to purchase up to 3,000,000 Option Securities at the same purchase price per Unit as Guggenheim Securities shall pay for the Firm Securities, less an amount per share equal to any dividends or distributions declared by the Company and paid or payable on the Firm Securities but not payable on the Option Securities. Said option may be exercised only to cover over-allotments in the sale of the Firm Securities by Guggenheim Securities. Said option may be exercised in whole or in part at any time on or before the 45th day after the date of the Prospectus upon written notice by Guggenheim Securities to the Company setting forth the number of Option Securities as to which Guggenheim Securities is exercising the option and the settlement date. Any such time and date of delivery, shall be determined by Guggenheim Securities, but shall not be later than seven (7) full Business Days after the exercise of said option, nor in any event prior to the Closing Date.

(c) In addition to the discount from the public offering price represented by the purchase price set forth in the first sentence of Section 2(a) of this Agreement, and subject to Section 5(hh), the Company hereby agrees to pay to Guggenheim Securities a deferred discount of $0.350 per Unit (including both Firm Securities and Option Securities) purchased hereunder (the “Deferred Discount”). Guggenheim Securities hereby agree that if no Business Combination is consummated within the time period provided in the Trust Agreement, as amended from time to time, and the funds held under the Trust Agreement are distributed to the holders of the shares of Common Stock included in the Securities sold pursuant to this Agreement (the “Public Stockholders”), (i) Guggenheim Securities will forfeit any rights or claims to the Deferred Discount and (ii) the Trustee under the Trust Agreement is authorized to distribute the Deferred Discount to the Public Stockholders on a pro rata basis.

3. Delivery and Payment.

(a) Delivery of and payment for the Firm Securities and the Option Securities (if the option provided for in Section 2 hereof shall have been exercised on or before the second (2nd) Business Day prior to the Closing Date) shall be made at 9:00 a.m., New York City time, on [•], 2021, or at such time on such later date not more than three (3) Business Days after the foregoing date as Guggenheim Securities shall designate, which date and time may be postponed by agreement between Guggenheim Securities and the Company (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to Guggenheim Securities for the account of Guggenheim Securities against payment by Guggenheim Securities of the purchase price thereof by wire transfer payable in same-day funds to an account specified by the Company and to the Trust Account as described below in this Section 3. Delivery of the Firm Securities and the Option Securities shall be made through the facilities of The Depository Trust Company (“DTC”) unless Guggenheim Securities shall otherwise instruct.

(b) Payment for the Firm Securities shall be made on the Closing Date as follows: $[•] of the net proceeds for the Firm Securities (including $7,000,000 of Deferred Discount (as defined below) attributable to the Firm Securities) shall be deposited in the Trust Account pursuant to the terms of the Trust Agreement along with such portion of the gross proceeds from the sale of the Private Placement Warrants in order for the Trust Account to equal the product of the number of Units sold and the public offering price per Unit as set forth on the cover of the Prospectus upon delivery to Guggenheim Securities of the Firm Securities through the facilities of DTC or, if Guggenheim Securities has otherwise instructed, upon delivery to Guggenheim Securities of certificates (in form and substance satisfactory to Guggenheim Securities) representing the Firm Securities, in each case for the account of Guggenheim Securities. The Firm Securities shall be registered in such name or names and in such authorized denominations as Guggenheim Securities may request in writing at least two (2) Business Days prior to the Closing Date. If delivery is not made through the facilities of DTC, the Company will permit Guggenheim Securities to examine and package the Firm Securities for delivery, at least one (1) Business Day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Securities except upon tender of payment by Guggenheim Securities for all the Firm Securities. At least one (1) Business Day prior to the Effective Date, the Company shall deposit the gross proceeds from the sale of the Private Placement Warrants into the Trust Account as provided by the terms of the Warrant Subscription Agreement.

(c) Payment for the Option Securities on each settlement date shall be made as follows: $[•] per Option Security (including $0.350 per Option Security of Deferred Discount) shall be deposited in the Trust Account pursuant to the terms of the Trust Agreement upon delivery to Guggenheim Securities of the Option Securities through the facilities of DTC or, if Guggenheim Securities has otherwise instructed, upon delivery to Guggenheim Securities of certificates (in form and substance satisfactory to Guggenheim Securities) representing the Option Securities (or through the facilities of DTC) for the account of Guggenheim Securities. The Option Securities shall be registered in such name or names and in such authorized denominations as Guggenheim Securities may request in writing at least two (2) Business Days prior to the settlement date of such Option Securities. If delivery is not made through the facilities of DTC, the Company will permit Guggenheim Securities to examine and package the Option Securities for delivery, at least one (1) Business Day prior to settlement date of such Option Securities. The Company shall not be obligated to sell or deliver the Option Securities except upon tender of payment by Guggenheim Securities for all the Option Securities. At least one (1) Business Day prior to each Option Securities settlement date, the Company shall deposit the gross proceeds from the sale of the applicable Private Placement Warrants into the Trust Account as provided by the terms of the Warrant Subscription Agreement.

(d) If the option provided for in Section 2 hereof is exercised after the second (2nd) Business Day prior to the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to Guggenheim Securities, at Guggenheim Securities, LLC, 330 Madison Avenue, New York, New York 10017, Facsimile: (212) 658-9689 Attention: Jon Huerta, on the date specified by Guggenheim Securities (which shall be at least two (2) Business Days after exercise of said option) for the account of Guggenheim Securities, against payment by Guggenheim Securities of the purchase price thereof to the Trust Account as described above in Section 3(b). If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to Guggenheim Securities on the settlement date for such Option Securities, and the obligation of Guggenheim Securities to purchase such Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

(e) The Company, Guggenheim Securities and the QIU agree that, on the Closing Date, the QIU will be paid a fee of $100,000 from the total underwriting discount in consideration for its services and expenses incurred as a QIU, and that the QIU will receive no other compensation in the Offering.

4. Offering by Guggenheim Securities. It is understood that Guggenheim Securities proposes to offer the Securities for sale to the public as set forth in the Prospectus (the “Offering”).

5. Certain Agreements of the Company. The Company agrees with Guggenheim Securities and the QIU that:

(a) Prior to the termination of the Offering, the Company will not file any amendment to the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished Guggenheim Securities and the QIU with a copy for their review prior to filing and will not file any such proposed amendment, supplement or Rule 462(b) Registration Statement to which Guggenheim Securities or the QIU reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by Guggenheim Securities and the QIU with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to Guggenheim Securities and the QIU of such timely filing. The Company will promptly advise Guggenheim Securities and the QIU (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement or any Written Testing-the-Waters Communication shall have been filed with the Commission, (ii) when, prior to termination of the Offering, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, any Rule 462(b) Registration Statement or any Written Testing-the-Waters Communication or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Preliminary Prospectus, the Prospectus or any Written Testing-the-Waters Communication, or of the institution of any proceedings for that purpose or pursuant to Section 8A of the Act and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared or become effective as soon as practicable.

(b) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event or development occurs as a result of which the Statutory Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly Guggenheim Securities and the QIU so that any use of the Statutory Prospectus may cease until it is amended or supplemented; (ii) amend or supplement the Statutory Prospectus to correct such statement or omission; and (iii) supply any amendment or supplement to Guggenheim Securities in such quantities as Guggenheim Securities may reasonably request.

(c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event or development occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (i) notify Guggenheim Securities and the QIU of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to Guggenheim Securities in such quantities as Guggenheim Securities may reasonably request.

(d) As soon as practicable, the Company will make generally available to its security holders and to Guggenheim Securities an earnings statement or statements of the Company and its subsidiaries that will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e) The Company will not make any offer relating to the Units or the securities contained therein that constitutes or would constitute a Free Writing Prospectus or a portion thereof required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Act.

(f) The Company will furnish to Guggenheim Securities and counsel for Guggenheim Securities, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by Guggenheim Securities or a dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and any supplement thereto as Guggenheim Securities may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the Offering.

(g) The Company will arrange, if necessary, for the qualification of the Securities for sale under the applicable securities laws of such states and the laws of other such jurisdictions (domestic and foreign) as Guggenheim Securities may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(h) The Company will not, without the prior written consent of Guggenheim Securities, (i) offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any Units, shares of Common Stock, Founder Shares, Warrants, Private Placement Warrants or any other securities convertible into, or exercisable, or exchangeable for, shares of Common Stock or publicly announce an intention to effect any such transaction during the period commencing on the date hereof and ending 180 days after the date of this Agreement; provided, however, that the Company may (A) issue and sell the Private Placement Warrants, (B) issue and sell the Option Securities upon the exercise of the option provided for in Section 2 hereof, (C) issue and sell the Forward Purchase Shares, the Forward Purchase Warrants and any shares of Common Stock upon exercise thereof, (D) register with the Commission pursuant to the Registration and Stockholder Rights Agreement and the Forward Purchase Agreement, in accordance with the terms of the Registration and Stockholder Rights Agreement and the Forward Purchase Agreement, the resale of the securities covered thereby, and (E) issue securities in connection with an initial Business Combination, including the Forward Purchase Shares and the Forward Purchase Warrants; provided, further, however, the foregoing shall not apply to the forfeiture of any Founder Shares pursuant to their terms or any transfer of Founder Shares to any current or future independent director of the Company (as long as such current or future independent director is subject to the terms of the Insider Letter at the time of such transfer and as long as, to the extent any reporting obligation under Section 16 of the Exchange Act is triggered as a result of such transfer, any related filing under Section 16 of the Exchange Act includes a practical explanation as to the nature of the transfer); or (ii) release the Sponsor, Metric or any officer, director or director nominee from the 180-day lock-up contained in the Insider Letter.

(i) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(j) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement and all other agreements or documents printed (or reproduced) and delivered in connection with the Offering; (v) the registration of the Securities and the shares of Common Stock and Warrants included in the Securities under the Exchange Act and the listing of the Units and the shares of Common Stock and Warrants included in the Units on the Exchange; (vi) the printing and delivery of a preliminary blue sky memorandum, any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states and any filings required to be made with FINRA (as set forth in Section 7 below); (vii) the transportation and other expenses incurred by or on behalf of the Company (and not Guggenheim Securities) in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel for the Company (including local and special counsel); and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

(k) For a period commencing on the Effective Date and ending five (5) years from the date of the consummation of the Business Combination or until such earlier time at which the Liquidation occurs, the Company will use its best efforts to maintain the registration of the shares of Common Stock and Warrants (or such other securities into which the shares of Common Stock or Warrants, as the case may be, may be exchanged in connection with a Business Combination) under the provisions of the Exchange Act, except after giving effect to a going private transaction after the completion of an initial Business Combination. For a period commencing on the Effective Date and ending upon the consummation of the Business Combination or until such earlier time at which the Liquidation occurs, the Company will use its best efforts to maintain the registration of the Units under the provisions of the Exchange Act. During such applicable period, the Company will not deregister the Units, shares of Common Stock or Warrants under the Exchange Act (except in connection with an exchange pursuant to an initial Business Combination or a going private transaction after the completion of an initial Business Combination) without the prior written consent of Guggenheim Securities.

(l) The Company shall, on the date hereof, retain its independent registered public accounting firm to audit the balance sheet of the Company as of the Closing Date (the “Audited Balance Sheet”) reflecting the receipt by the Company of the proceeds of the Offering on the Closing Date. As soon as the Audited Balance Sheet becomes available, the Company shall promptly, but not later than four (4) Business Days after the Closing Date, file a Current Report on Form 8-K with the Commission, which Current Report shall contain the Company’s Audited Balance Sheet. Additionally, upon the Company’s receipt of the proceeds from the exercise of all or any portion of the option provided for in Section 2 hereof, the Company shall promptly, but not later than four (4) Business Days after the receipt of such proceeds, file a Current Report on Form 8-K with the Commission, which report shall disclose the Company’s sale of the Option Securities and its receipt of the proceeds therefrom, unless the receipt of such proceeds are reflected in the Current Report on Form 8-K referenced in the immediately prior sentence.

(m) For a period commencing on the Effective Date and ending five (5) years from the date of the consummation of the Business Combination or until such earlier time at which the Liquidation occurs or the shares of Common Stock and Warrants cease to be publicly traded, the Company, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company’s financial statements for each of the first three (3) fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company’s Quarterly Report on Form 10-Q and the mailing, if any, of quarterly financial information to stockholders.

(n) For a period commencing on the Effective Date and ending five (5) years from the date of the consummation of the Business Combination or until such earlier time at which the Liquidation occurs, the Company shall, to the extent such information or documents are not otherwise publicly available, upon written request from Guggenheim Securities, furnish to Guggenheim Securities copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of securities, and, to the extent such information or documents are not otherwise publicly available, upon written request from Guggenheim Securities, promptly furnish to Guggenheim Securities: (i) a copy of such registration statements, financial statements and periodic and special reports as the Company shall be required to file with the Commission and from time to time furnishes generally to holders of any such class of its securities in their capacities as such; and (ii) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as Guggenheim Securities may from time to time reasonably request, all subject to the execution of a satisfactory confidentiality agreement. Any registration statements, financial statements, periodic and special reports or other additional documents referred to in the preceding sentence filed on the Commission’s EDGAR website and publicly available will be considered furnished for the purposes of this Section 5.

(o) For a period commencing on the Effective Date and ending five (5) years from the date of the consummation of the Business Combination or until such earlier time at which the Liquidation occurs or the shares of Common Stock and Warrants cease to be publicly traded, the Company shall retain a transfer and warrant agent.

(p) In no event will the amounts payable by the Company for administrative support and services exceed $10,000 per month in the aggregate until the earlier of the date of the consummation of the Business Combination and the Liquidation.

(q) The Company will not consummate an initial Business Combination with any target that is affiliated with the Sponsor or any of the Company’s officers, directors or advisor partners unless it, or a committee of its independent directors, obtains an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that such Business Combination is fair to the

Company from a financial point of view. Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, the Company shall not pay any finder’s fees, reimbursement or cash payments to the Sponsor, the Company’s officers, directors or advisor partners, or any of their respective affiliates for services rendered to the Company prior to, or in connection with, the consummation of an initial Business Combination.

(r) The Company will apply the net proceeds from the Offering and the sale of the Private Placement Warrants received by it in a manner consistent in all material respects with the applications described under the caption “Use of Proceeds” in the Statutory Prospectus and the Prospectus.

(s) For a period of 60 days following the Effective Date, in the event any person or entity (regardless of any FINRA affiliation or association) is engaged to assist the Company in its search for a merger candidate or to provide any other merger and acquisition services, or has provided or will provide any investment banking, financial, advisory and/or consulting services to the Company, the Company agrees that it shall promptly provide to FINRA (via a FINRA submission), Guggenheim Securities and its counsel a notification prior to entering into the agreement or transaction relating to a potential Business Combination: (i) the identity of the person or entity providing any such services; (ii) complete details of all such services and copies of all agreements governing such services prior to entering into the agreement or transaction; and (iii) justification as to why the value received by any person or entity for such services is not underwriting compensation for the Offering. The Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the tender offer materials or proxy statement, as applicable, which the Company may file in connection with the Business Combination for purposes of offering redemption of shares held by its stockholders or for soliciting stockholder approval, as applicable.

(t) The Company shall advise FINRA, Guggenheim Securities and its counsel if it is aware that any 10% or greater holder of the Company’s equity or equity-linked securities becomes an affiliate or associated person of a Participating Member.

(u) The Company shall cause the proceeds of the Offering and the sale of the Private Placement Warrants to be held in the Trust Account to be invested only in United States government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act as set forth in the Trust Agreement and disclosed in the Statutory Prospectus and the Prospectus. The Company will otherwise conduct its business in a manner so that it will not become subject to the Investment Company Act. Furthermore, once the Company consummates a Business Combination, it will not be required to register as an investment company under the Investment Company Act.

(v) Prior to the earlier of the consummation of the Company’s initial Business Combination and Liquidation, the Company may instruct the Trustee under the Trust Agreement to release from the Trust Account, (i) solely from interest income, if any, earned on the funds held in the Trust Account, the amounts necessary to pay its taxes (including franchise and income taxes), if any, and (ii) to pay Public Stockholders who properly redeem their shares of Common Stock in connection with a vote to approve an amendment to the Company’s amended and restated certificate of incorporation that would modify (A) the substance or timing of the Company’s obligation to provide holders of Public Stock the right to have their shares redeemed in connection with the Company’s initial Business Combination or to redeem 100% of the Public Stock if the Company does not complete an initial Business Combination within 18 months from the closing of the Offering (or up to 24 months if the Company were to extend the period of time to consummate an initial Business Combination as described in the Registration Statement) or (B) any other provision relating to the rights of holders of the share of Common Stock or pre-initial Business Combination activity. Otherwise, all funds held in the Trust Account (including any interest income earned on the amounts held in the Trust Account) will remain in the Trust Account until the earlier of the consummation of the Company’s initial Business Combination and the Liquidation; provided, however, that in the event of the Liquidation, up to $100,000 of such net interest income may be released to the Company if the proceeds of the Offering held by the Company outside of the Trust Account are not sufficient to cover the costs and expenses associated with implementing the Company’s plan of dissolution.

(w) The Company will reserve and keep available that maximum number of its authorized but unissued securities that are issuable upon exercise of the Warrants, the Private Placement Warrants and any Loan Convertible Warrants, outstanding from time to time, upon conversion of the Founder Shares and pursuant to the Forward Purchase Agreement.

(x) Prior to the earlier of the consummation of the Company’s initial Business Combination and the Liquidation, the Company shall not issue (other than in replacement for lost, stolen or mutilated certificates) any securities that would entitle the holder thereof to (i) receive funds from the Trust Account or (ii) vote as a class with the shares of Common Stock (A) on any initial Business Combination or on any other proposal presented to stockholders prior to or in connection with the completion of an initial Business Combination or (B) to approve an amendment to the Company’s amended and restated certificate of incorporation to (x) extend the time the Company has to consummate a Business Combination beyond 18 months from the closing of the Offering (or up to 24 months if the Company were to extend the period of time to consummate an initial Business Combination as described in the Registration Statement) or (y) amend the foregoing provisions.

(y) Prior to the earlier of the consummation of an initial Business Combination and the Liquidation, the Company’s audit committee will review on a quarterly basis all payments made to the Sponsor, to the Company’s officers, directors or advisor partners, or to the Company’s or any of such other persons’ respective affiliates.

(z) The Company agrees that it will use commercially reasonable efforts to prevent the Company from becoming subject to Rule 419 under the Act prior to the consummation of any Business Combination, including, but not limited to, using its best efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a-51-1 under the Exchange Act during such period.

(aa) To the extent required by Rule 13a-15(e) under the Exchange Act, the Company will maintain “disclosure controls and procedures” (as defined under Rule 13a-15(e) under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(bb) The Company will use commercially reasonable efforts to effect and maintain the listing of the Units, shares of Common Stock and Warrants on the Exchange (or another national securities exchange) prior to the consummation of the Business Combination.

(cc) As soon as legally required to do so, the Company and its directors and officers, in their capacities as such, have taken or shall take all actions necessary to comply with any applicable provisions of the Sarbanes-Oxley Act, including Section 402 related to loans and Sections 302 and 906 related to certifications, and to comply with the rules of the Exchange.

(dd) The Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of its amended and restated certificate of incorporation or its bylaws, as amended.

(ee) The Company will seek to have all vendors, service providers (other than independent accountants), prospective target businesses, lenders and other entities with which it does business enter into agreements with it waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of the Public Stockholders. The Company may forego obtaining such waivers only if the Company’s management team believes that such third-party’s engagement would be significantly more beneficial to the Company than any alternative.

(ff) The Company, subject to any applicable provision of the Company’s amended and restated certificate of incorporation, may consummate the initial Business Combination and conduct redemptions of shares of Common Stock for cash upon consummation of such Business Combination without a stockholder vote pursuant to

Rule 13e-4 and Regulation 14E of the Exchange Act, including the filing of tender offer documents with the Commission. Such tender offer documents will contain substantially the same financial and other information about the initial Business Combination and the redemption rights as is required under the Commission’s proxy rules and will provide each stockholder of the Company with the opportunity prior to the consummation of the initial Business Combination to redeem the shares of Common Stock held by such stockholder for an amount of cash equal to (i) the aggregate amount then on deposit in the Trust Account, calculated as of two (2) Business Days prior to the consummation of the initial Business Combination, representing (A) the proceeds held in the Trust Account from the Offering and the sale of the Private Placement Warrants and (B) any interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (including franchise and income taxes), if any (less up to $100,000 of such net interest to pay dissolution expenses) divided by (ii) the total number of shares of Common Stock sold as part of the Units in the Offering (the “Public Stock”) then outstanding. If, however, the Company elects not to file such tender offer documents, a stockholder vote is required by applicable law or stock exchange listing requirement in connection with the initial Business Combination or the Company decides to hold a stockholder vote for business or other reasons, the Company will submit such Business Combination to the Company’s stockholders for their approval (“Business Combination Vote”). With respect to the initial Business Combination Vote, if any, the Sponsor, Metric and the Company’s officers, directors and director nominees have agreed to vote all of their Founder Shares and any other shares of Common Stock they may acquire during or after the Offering in favor of the Company’s initial Business Combination. If the Company seeks stockholder approval of the initial Business Combination, the Company will offer to each Public Stockholder holding shares of Common Stock the right to have its shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules of the Commission at a per share redemption price (the “Redemption Price”) equal to (I) the aggregate amount then on deposit in the Trust Account, calculated as of two (2) Business Days prior to the consummation of the initial Business Combination, representing (1) the proceeds held in the Trust Account from the Offering and the sale of the Private Placement Warrants and (2) any interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (including franchise and income taxes), if any (less up to $100,000 of such net interest to pay dissolution expenses) divided by (II) the total number of Public Stock then outstanding. If the Company seeks stockholder approval of the initial Business Combination, the Company may proceed with such Business Combination only if a majority of the shares of Common Stock, represented in person or by proxy and entitled to vote thereon, voted at a stockholder meeting are voted in favor of the Business Combination. If, after seeking and receiving such stockholder approval, the Company elects to so proceed, it will redeem shares, at the Redemption Price, from those Public Stockholders who validly and affirmatively requested (and did not validly withdraw) such redemption. Only Public Stockholders holding shares of Common Stock who properly exercise their redemption rights, in accordance with the applicable tender offer or proxy materials related to such Business Combination and the amended and restated certificate of incorporation and bylaws of the Company, shall be entitled to receive distributions from the Trust Account in connection with an initial Business Combination, and the Company shall pay no distributions with respect to any other holders of shares of capital stock of the Company in connection therewith. In the event that the Company does not effect a Business Combination by 18 months from the closing of the Offering (or up to 24 months if the Company were to extend the period of time to consummate an initial Business Combination as described in the Registration Statement) or such later date as has been approved pursuant to an amendment to the Company’s amended and restated certificate of incorporation and bylaws), the Company will (A) cease all operations except for the purpose of winding up, (B) as promptly as reasonably possible but not more than ten (10) Business Days thereafter, redeem 100% of the Public Stock, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (including franchise and income taxes), if any (less up to $100,000 of such net interest to pay dissolution expenses) divided by the number of the then-outstanding Public Stock, which redemption will completely extinguish the Public Stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), and (C) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in the case of clauses (B) and (C), to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Only Public Stockholders holding shares of Common Stock included in the Securities shall be entitled to receive such redemption amounts and the Company shall pay no such redemption amounts or any distributions in liquidation with respect to any other shares of capital stock of the Company. The Sponsor, Metric and the Company’s officers, directors and director nominees have agreed that they will not propose any amendment to the Company’s amended and restated certificate of incorporation that would modify (X) the substance or timing of the Company’s obligation to provide holders of Public Stock the right to have their shares redeemed in connection with the Company’s initial Business Combination or to redeem 100% of the Public Stock if the Company does not complete an initial Business Combination within 18 months from the closing of the Offering (or up to 24 months if the Company were to extend the period of time to consummate an initial Business Combination as described in the Registration Statement), or (Y) any other provision relating to the rights of holders of the shares of Common Stock or pre-initial Business Combination activity, unless the Company offers to the Public Stockholders the right to redeem their Public Stock in connection with such amendment, as described in Prospectus.

(gg) In the event that the Company desires or is required by an applicable law or regulation to cause an announcement (“Business Combination Announcement”) to be placed in The Wall Street Journal, The New York Times or any other news or media publication or outlet or to be made via a public filing or submission with the Commission announcing the consummation of the Business Combination that indicates that Guggenheim Securities was the underwriter in the Offering, the Company shall supply Guggenheim Securities with a draft of the Business Combination Announcement and provide Guggenheim Securities with a reasonable advance opportunity to comment thereon, subject to the agreement of Guggenheim Securities to keep confidential such draft announcement in accordance with Guggenheim Securities’ standard policies regarding confidential information.

(hh) Subject to the provisions of this paragraph, upon the consummation of the initial Business Combination, the Company and Guggenheim Securities will jointly direct the Trustee to pay Guggenheim Securities the Deferred Discount out of the proceeds of the Offering held in the Trust Account. Guggenheim Securities shall have no claim to payment of any interest earned on the portion of the proceeds held in the Trust Account representing the Deferred Discount. If the Company fails to consummate its initial Business Combination within the time period required by its amended and restated certificate of incorporation (as such period may be extended), the Deferred Discount will not be paid to Guggenheim Securities and will, instead, be included in the Liquidation distribution of the proceeds held in the Trust Account made to the Public Stockholders. In connection with any such Liquidation, Guggenheim Securities forfeits any rights or claims to the Deferred Discount.

(ii) The Company will endeavor in good faith, in cooperation with Guggenheim Securities, to qualify the Securities for offering and sale under the securities laws of such jurisdictions as Guggenheim Securities may reasonably designate and to maintain such qualifications in effect so long as required for the distribution of the Securities; provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction. Until the earliest of (i) the date on which Guggenheim Securities shall have ceased to engage in market-making activities in respect of the Securities, (ii) the date on which the Securities are listed on the Exchange (or any successor thereto), (iii) a going private transaction after the completion of a Business Combination, and (iv) the date of the Liquidation, in each jurisdiction where such qualification shall be effected, the Company will, unless Guggenheim Securities agrees that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may be required to qualify the Securities for offering and sale under the securities laws of such jurisdiction.

(jj) If at any time following the distribution of any Written Testing-the-Waters Communication, there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include any untrue statement of a material fact or omitted or would omit to state any material fact necessary to make the statements therein in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly (i) notify Guggenheim Securities so that use of the Written Testing-the-Waters Communication may cease until it is amended or supplemented; (ii) amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission; and (iii) supply any amendment or supplement to Guggenheim Securities in such quantities as may be reasonably requested.

(kk) The Company will promptly notify Guggenheim Securities if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Securities within the meaning of the Act and (ii) completion of the 180-day restricted period referred to in Section 5(h) hereof.

(ll) [Reserved]

(mm) Upon the earlier to occur of the expiration and termination of Guggenheim Securities’ over-allotment option, the Company shall cancel or otherwise effect the forfeiture of Founder Shares from the Sponsor and Metric, in an aggregate amount consisting of (i) in the case of the Sponsor, an amount equal to the number of Founder Shares determined by multiplying (a) 600,750 by (b) a fraction, (A) the numerator of which is 3,000,000 minus the number of shares of Common Stock purchased by Guggenheim Securities upon the exercise of their over-allotment option, and (B) the denominator of which is 3,000,000 and (ii) in the case of Metric, an amount equal to the number of Founder Shares determined by multiplying (a) 149,250 by (b) a fraction, (A) the numerator of which is 3,000,000 minus the number of shares of Common Stock purchased by Guggenheim Securities upon the exercise of their over-allotment option, and (B) the denominator of which is 3,000,000. For the avoidance of doubt, if Guggenheim Securities exercises its over-allotment option in full, the Company shall not cancel or otherwise effect the forfeiture of the Founder Shares pursuant to this Section 5(mm).

(nn) The Company will deliver to Guggenheim Securities, on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as Guggenheim Securities may reasonably request in connection with the verification of the foregoing certification.

(oo) Prior to the consummation of an initial Business Combination or the Liquidation, the Company shall not issue any shares of Common Stock, Warrants or any options or other securities convertible into shares of Common Stock, or any preferred shares, in each case, that participate in any manner in the Trust Account or that vote as a class with the shares of Common Stock on a Business Combination.

6. Conditions To The Obligations Of Guggenheim Securities. The obligations of Guggenheim Securities to purchase the Firm Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and, at the Closing Date, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430A; and no notice objecting to the use of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Company shall have requested and caused Weil, Gotshal & Manges LLP, counsel for the Company, to have furnished to Guggenheim Securities its opinion and 10b-5 statement dated the Closing Date and any settlement date, as applicable, and addressed to Guggenheim Securities, in a form reasonably acceptable to Guggenheim Securities.

(c) Guggenheim Securities shall have received from Sidley Austin LLP, counsel for Guggenheim Securities, its opinion and 10b-5 statement, dated the Closing Date and any settlement date, as applicable, and addressed to Guggenheim Securities, in a form reasonably acceptable to Guggenheim Securities, and the Company shall have furnished to such counsel such documents as they may request for purpose of enabling them to pass upon such matters.

(d) The Company shall have furnished to Guggenheim Securities a certificate of the Company, signed by its Chief Executive Officer and the principal financial or accounting officer of the Company, dated the Closing Date and any settlement date, as applicable, to the effect that the signers of such certificate have carefully examined the Registration Statement, each Preliminary Prospectus, the Prospectus and any amendment or supplement thereto, and each “road show” as defined in Rule 433(h) of the Act used in connection with the Offering, and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of such date with the same effect as if made on such date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date;

(ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date;

(iii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iv) since the date of the most recent financial statements included in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

(e) The Company shall have furnished to Guggenheim Securities a certificate of the Chief Financial Officer of the Company dated the date that this Agreement is executed and delivered by the parties hereto, the Closing Date and any settlement date, as applicable, in form and substance satisfactory to Guggenheim Securities.

(f) The Company shall have requested and caused BDO to have furnished to Guggenheim Securities, at the Execution Time and at the Closing Date and any settlement date, as applicable, letters, dated respectively as of the Execution Time and as of the Closing Date and any settlement date, as applicable, in form and substance satisfactory to Guggenheim Securities.

(g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of Guggenheim Securities, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

(h) Prior to the Closing Date, and any settlement date, as applicable, the Company shall have furnished to Guggenheim Securities such further information, certificates and documents as Guggenheim Securities may reasonably request.

(i) FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting or other arrangements of the transactions contemplated hereby.

(j) The Securities shall be duly listed subject to notice of issuance on the Exchange, satisfactory evidence of which shall have been provided to Guggenheim Securities.

(k) On the Effective Date, the Company shall have delivered to Guggenheim Securities executed copies of the Trust Agreement, the Warrant Agreement, the Sponsor’s Purchase Agreement, the Metric’s Purchase Agreement, the Securities Transfer Agreement, the Anchor Investment Agreements, the Warrant Subscription Agreement, the Registration and Stockholder Rights Agreement, the Insider Letters, the Side Letter, the

Administrative Services Agreement and the Forward Purchase Agreement. With regard to the Insider Letters, if any additional persons shall become executive officers, directors or director nominees of the Company prior to the end of the 180-day restricted period referred to in Section 5(h), the Company shall cause each such person, prior to or contemporaneously with their appointment or election as an executive officer, director and director nominee to execute and deliver to Guggenheim Securities the Insider Letter.

(l) The Sponsor and Metric (at least one (1) Business Day prior to the Effective Date) shall have each caused the purchase price for the Private Placement Warrants to be deposited into the Trust Account so that together with the net proceeds for the Firm Securities (including the Deferred Discount), or with respect to the Firm Securities, the net proceeds from the Option Securities (including the Deferred Discount), the Trust Account would equal the product of the number of Units sold and the public offering price per Unit as set forth on the cover of the Prospectus. Notwithstanding the foregoing, in no event will the Company take any action that would result in the Company receiving proceeds from the sale of the Private Placement Warrants in excess of the sum of: (i) the amount required to satisfy the obligation in the immediately preceding sentence; (ii) the amount of the discount from the public offering price represented by the purchase price set forth in Schedule II of this Agreement and (iii) the amount of money to be held by the Company outside of the Trust Account, as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus.

(m) No order preventing or suspending the sale of the Units in any jurisdiction designated by Guggenheim Securities pursuant to Section 5(ii) hereof shall have been issued as of the Closing Date, and no proceedings for that purpose shall have been instituted or shall have been threatened.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to Guggenheim Securities and counsel for Guggenheim Securities, this Agreement and all obligations of Guggenheim Securities hereunder may be canceled at, or at any time prior to, the Closing Date by Guggenheim Securities. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 and, if applicable, the last sentence of Section 3(d), shall be delivered at the office of Sidley Austin LLP, counsel for Guggenheim Securities, at 787 Seventh Avenue, New York, New York, 10019, unless otherwise indicated herein, on the Closing Date or the applicable settlement date, as applicable.

7. Reimbursement Of Guggenheim Securities’ Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to Guggenheim Securities of copies of each preliminary prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by Guggenheim Securities to investors, (iii) the preparation, issuance and delivery of the certificates or security entitlements for the Securities to Guggenheim Securities, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to Guggenheim Securities, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 5(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for Guggenheim Securities in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of the Trustee under the Trust Agreement and each registrar, transfer agent, and warrant agent for the Securities, the Common Stock and the Warrants, (vii) the costs and expenses of the Company relating to investor presentations or any Written Testing-the-Waters Communication or Marketing Materials undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and its pro rata share of the cost of aircraft and other transportation chartered in connection with the road show, (viii) the filing fees incident to the review by FINRA of the terms of the sale of the Securities and (ix) the fees and expenses incurred in connection with the listing of the Securities.

If the sale of the Securities provided for herein is not consummated because any condition to the obligations of Guggenheim Securities set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 9 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by Guggenheim Securities, the Company will reimburse Guggenheim Securities on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution.

(a) Indemnification of Guggenheim Securities and the QIU.

(i) The Company agrees to indemnify and hold harmless Guggenheim Securities, its directors, officers, employees and agents, each person who controls Guggenheim Securities within the meaning of either the Act or the Exchange Act and each affiliate (as such term is defined in Rule 501(b) under the Act (each, an “affiliate”)), and the selling agents of Guggenheim Securities against any and all losses, claims, damages or liabilities, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus, the Statutory Prospectus, the Prospectus, any “road show” as defined in Rule 433(h) of the Act or any Written Testing-the-Waters Communication or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not they are a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by Guggenheim Securities specifically for inclusion therein, it being understood and agreed that the only such information furnished by Guggenheim Securities consists of the information described in the last sentence of Section 8(b) hereof. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

(ii) The Company agrees to indemnify and hold harmless the QIU, its directors, officers, employees and agents, each person who controls the QIU within the meaning of either the Act or the Exchange Act and each affiliate (collectively, the “QIU Indemnified Parties” and each a “QIU Indemnified Party”) against any and all losses, claims, damages or liabilities, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the QIU acting as a qualified independent underwriter within the meaning of Rule 5121 of the FINRA rules in connection with the offering contemplated by this Agreement, and agrees to reimburse each such QIU Indemnified Party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not they are a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such fees and expenses are incurred.

(b) Indemnification of Company. Guggenheim Securities agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to Guggenheim Securities, but only with reference to written information relating to Guggenheim Securities furnished to the Company by Guggenheim Securities specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that

Guggenheim Securities may otherwise have. The Company acknowledges that the following information set forth under the heading “Underwriting (Conflicts of Interest)” in the Preliminary Prospectus, the Statutory Prospectus and the Prospectus constitutes the only information furnished in writing by Guggenheim Securities for inclusion in the documents referred to in the foregoing indemnity: the third sentence of the third paragraph of the introductory section and the first sentence of the first paragraph under the subheading “Stabilization”.

(c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under Section 8(a) or (b) above, notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party (i) shall not relieve it from any liability that it may have under Section 8(a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of material rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in Section 8(a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action, (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party or (v) the indemnified party is a QIU Indemnified Party that shall have reasonably concluded that there may be one or more actual or potential legal defenses available to it that are different from or in addition to those available to other indemnified parties. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless (i) such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d) Contribution. In the event that the indemnity provided in Section 8(a) or (b) is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and Guggenheim Securities severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and Guggenheim Securities may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by Guggenheim Securities on the other from the Offering; provided, however, that in no case shall Guggenheim Securities be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by Guggenheim Securities hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and Guggenheim Securities severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of Guggenheim Securities on the other in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the Offering (before deducting expenses) received by it, and benefits received by Guggenheim Securities shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or Guggenheim Securities on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

The Company and Guggenheim Securities agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8(d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls Guggenheim Securities within the meaning of either the Act or the Exchange Act and each director, officer, employee, affiliate and agent of Guggenheim Securities shall have the same rights to contribution as Guggenheim Securities, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this Section 8(d). The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 8, Guggenheim Securities shall not be required to contribute any amount in excess of the underwriting discount received by Guggenheim Securities in connection with the Securities underwritten by it and distributed to the public.

(e) In any proceeding relating to the Registration Statement, the Preliminary Prospectus, the Statutory Prospectus, any Written Testing-the-Waters Communication, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the exclusive jurisdiction of (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan and (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), agrees that process issuing from such courts may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.

(f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of Guggenheim Securities, its directors or officers or any person controlling Guggenheim Securities, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Securities and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to Guggenheim Securities, its directors or officers or any person controlling Guggenheim Securities, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

9. Termination. This Agreement shall be subject to termination in the absolute discretion of Guggenheim Securities, by notice given to the Company prior to delivery of and payment for the Securities, if at any time at or prior to such delivery and payment (i) trading in the Company’s Units, shares of Common Stock or Warrants shall have been suspended or limited by the Commission, or trading in securities generally on the

Exchange or Nasdaq shall have been suspended or limited or minimum prices shall have been established on such exchange or trading market, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iii) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, (iv) there shall have occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other national or international calamity or crisis (including, without limitation, an act of terrorism) or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case, the effect of which on financial markets is such as to make it, in the sole judgment of Guggenheim Securities, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Statutory Prospectus or the Prospectus (exclusive of any supplement thereto), (v) since the respective dates as of which information is given in the Registration Statement, the Statutory Prospectus and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company, whether or not arising in the ordinary course of business, (vi) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in the opinion of Guggenheim Securities materially and adversely affects or may materially and adversely affect the business or operations of the Company, or (vii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in the opinion of Guggenheim Securities has a material adverse effect on the securities markets in the United States.

10. Survival of Certain Representations and Obligations. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, directors and of Guggenheim Securities set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by Guggenheim Securities or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to Guggenheim Securities, will be mailed or delivered and confirmed or transmitted by any standard form of telecommunication to Guggenheim Securities at:

Guggenheim Securities, LLC

330 Madison Avenue

New York, New York 10017

Facsimile: (212) 658-9689

Attention: Jon Huerta

Copy to: General Counsel

with a copy to Guggenheim Securities’ counsel at:

Sidley Austin LLP

787 Seventh Avenue

New York, New York 10019

Attention: Michael P. Heinz; Yoshiki Shimada;

or, if sent to the Company, will be mailed or delivered and confirmed to it at:

First Light Acquisition Group, Inc.

11110 Sunset Hills Road #2278

Reston, Virginia 20190

Attention: William J. Weber

with a copy to the Company’s counsel at

Weil Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Attention: Frederick S. Green; Alexander D. Lynch;

provided, however, that any notice to Guggenheim Securities pursuant to Section 8 hereof will be mailed or delivered and confirmed to Guggenheim Securities.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

13. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) No Other Relationship. Guggenheim Securities has been retained solely to act as the underwriter in connection with the sale of Securities, the QIU has been retained to solely act as the “qualified independent underwriter” within the meaning of Rule 5121 of FINRA with respect to the Offering and that no fiduciary, advisory or agency relationship between the Company, on the one hand, and each of Guggenheim Securities and the QIU, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement (including, without limitation, any transaction involving Metric) or the Prospectus, irrespective of whether Guggenheim Securities or the QIU has advised or is advising the Company on other matters;

(b) No Fiduciary Obligation. Each of Guggenheim Securities and the QIU is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that each of Guggenheim Securities or the QIU act or be responsible as a fiduciary to the Company, its management, stockholders or other equity owners or creditors or any other person in connection with any activity that Guggenheim Securities or the QIU may undertake or have undertaken in furtherance of the purchase and sale of the Securities, either before or after the date hereof. Each of Guggenheim Securities and the QIU hereby expressly disclaims any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement (including, without limitation, any transaction involving Metric) or any matters leading up to such transactions, and the Company confirms its understanding and agreement to that effect. The Company agrees that it is responsible for making its own independent judgments with respect to any such transactions and that any opinions or views expressed by either of Guggenheim Securities or the QIU (if any) to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Securities, do not constitute advice or recommendations to the Company.

(c) Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms’ length negotiations with Guggenheim Securities and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement (including, without limitation, any transaction involving Metric);

(d) Absence of Obligation to Disclose. The Company has been advised that Guggenheim Securities and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that Guggenheim Securities has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(e) Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against Guggenheim Securities or the QIU for breach of fiduciary duty or alleged breach of fiduciary duty or for conflict of interest or alleged conflict of interest and agrees that each of Guggenheim Securities and the QIU shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty or conflict of interest claim or to any person asserting a fiduciary duty or conflict of interest claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

14. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that Guggenheim Securities is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from Guggenheim Securities of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that Guggenheim Securities is a Covered Entity or a BHC Act Affiliate of Guggenheim Securities becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against Guggenheim Securities is permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 14: (A) a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and Guggenheim Securities with respect to the subject matter hereof.

16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in the Specified Courts, and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

17. WAIVER OF JURY TRIAL. THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

18. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

20. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Applicable Time” shall mean [•] [a][p].m. (New York time) on the date of this Agreement.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Liquidation” shall mean the distributions of the Trust Account to the Public Stockholders in connection with the redemption of shares of Common Stock held by the Public Stockholders pursuant to the terms of the Company’s amended and restated certificate of incorporation, as amended, if the Company fails to consummate a Business Combination.

“Preliminary Prospectus” shall have the meaning set forth in the fourth paragraph of the introductory section of this Agreement.

“Prospectus” shall have the meaning set forth in the fourth paragraph of the introductory section of this Agreement.

“Registration Statement” shall have the meaning set forth in the fourth paragraph of the introductory section of this Agreement.

“Rule 158,” “Rule 163B,” “Rule 172,” “Rule 405,” “Rule 419,” “Rule 424(b),” “Rule 430A,” “Rule 433,” “Rule 433(h)” and “Rule 462(b)” refer to such rules under the Act.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

“Statutory Prospectus” shall mean (i) the most recent Preliminary Prospectus, dated [•], 2021, relating to the Securities that is distributed to investors prior to the Applicable Time and (ii) the Time of Delivery Information, if any, set forth on Schedule II hereto, considered together.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act or Rule 163(B).

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act

[Remainder of Page Intentionally Left Blank]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the one of the counterparts hereof, whereupon it will become a binding agreement among the Company and Guggenheim Securities in accordance with its terms.

Very truly yours,

FIRST LIGHT ACQUISITION GROUP, INC.

By:
Name: William J. Weber
Title: Chief Executive Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

GUGGENHEIM SECURITIES, LLC

By:
Name: [•]
Title: [•]

BTIG, LLC

By:
Name: [•]
Title: [•]

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Firm Securities to be Purchased
Guggenheim Securities, LLC	20,000,000

Total	20,000,000

SCHEDULE II

TIME OF DELIVERY INFORMATION

First Light Acquisition Group, Inc. priced 20,000,000 units at $10.00 per unit plus an additional 3,000,000 units if the underwriter exercises its over-allotment option in full.

The units will be issued pursuant to an effective registration statement that has been previously filed with the U.S. Securities and Exchange Commission.

This communication shall not constitute an offer to sell or the solicitation of any offer to buy, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities law of any such state or jurisdiction.

Copies of the prospectus related to this offering may be obtained from Guggenheim Securities, LLC, Attention: Syndicate Prospectus Department, 330 Madison Avenue, New York, NY 10017, tel: (212) 518-9544, e-mail: GSEquityProspectusDelivery@guggenheimpartners.com.

SCHEDULE III

SCHEDULE OF WRITTEN TESTING-THE-WATERS COMMUNICATIONS

Reference is made to the materials used in the testing the waters presentation made to potential investors by the Company, to the extent such materials are deemed to be a “written communication” within the meaning of Rule 405 under the Act.